Exhibit 5.1
                       Opinion of Greenberg Traurig, P.A.



                         [Greenberg Traurig, P.A. Logo]
                              1221 Brickell Avenue
                              Miami, Florida 33131
                                  305-579-0500


                                October 17, 2003



Relm Wireless Corporation
7100 Technology Drive
West Melbourne, Florida 32904

         Re:     Relm Wireless Corporation (the "Company")
                 POST-EFFECTIVE AMENDMENT NO. 1 TO
                 REGISTRATION STATEMENT ON FORM S-1 (Registration No. 333-75512)

Ladies and Gentlemen:

         You have requested our opinion with respect to the shares of the Company's common stock, par value $.60 per share (the "Common Stock"), included in Post-Effective Amendment No. 1 to the Registration Statement on Form S-1 (Registration No. 333-75512) (the "Form S-1") to be filed on or about the date hereof with the U.S. Securities and Exchange Commission pursuant to the Securities Act of 1933, as amended (the "Securities Act").

         As counsel to the Company, we have examined the original or certified copies of such records of the Company, and such agreements, certificates of public officials, certificates of officers or representatives of the Company and others, and such other documents as we deem relevant and necessary for the opinions expressed in this letter. In such examination, we have assumed the genuineness of all signatures on original documents, and the conformity to original documents of all copies submitted to us as conformed or photostatic copies. As to various questions of fact material to such opinions, we have relied upon statements or certificates of officials and representatives of the Company and others.

         Based on, and subject to the foregoing, we are of the opinion that the shares of Common Stock being registered in the Form S-1 shall, upon such issuance in consideration of the payment therefor as described in the Form S-1, be duly and validly issued and fully paid and nonassessable.

Relm Wireless Corporation
October 17, 2003
Page 2


         In rendering this opinion, we advise you that we are members of the Bar of the State of Florida, and we express no opinion herein concerning the applicability or effect of any laws of any other jurisdiction, except the securities laws of the United States of America referred to herein. To the extent the laws of any jurisdiction govern any matters set forth herein, we have assumed that the laws of such jurisdiction are identical to those of the State of Florida, and we express no opinion as to whether such assumption is reasonable or correct.

         We hereby consent to the filing of this opinion as an exhibit to the Form S-1. We also consent to the use of our name under the caption "Legal Matters" in the Prospectus constituting part of the Form S-1. In giving such consent, we do not thereby admit that we are included within the category of persons whose consent is required under Section 7 of the Securities Act, or the rules and regulations promulgated thereunder.

                                                        Very truly yours,

                                                        /s/
                                                        GREENBERG TRAURIG, P.A.